April 8, 2011

Mr. David Phipps
President
Global Telesat Corp.
51 Lyon Ridge Road
Katonah, NY 10536

RE: CONFIDENTIAL LETTER OF INTENT

Dear David:

The purpose of this Letter of Intent (“Letter”) is to set forth certain non-binding understandings and certain binding commitments between Sanswire Corp., a Delaware corporation (“Acquirer”), Global Telesat Corp., a Virginia corporation (“Target”), and Growth Investment Holdings Ltd., a Virginia corporation (“Shareholder”) with respect to a proposed transaction in which Acquirer will purchase all of the issued and outstanding shares of capital stock of Target. For purposes of this Letter, Target, Shareholder, and Acquirer are sometimes collectively referred to as “parties” and individually as a “party.”

The parties acknowledge that these terms are not comprehensive and that the terms of the acquisition will be more particularly set forth in a stock purchase agreement and one or more definitive agreements (collectively “Definitive Agreements”) to be mutually agreed upon and executed by the parties. This Letter outlines the proposed transaction based on each party’s present understanding of the current condition of the assets and business operations of Target.

The following numbered Paragraphs 1 - 5 of Part One constitute a general outline of certain of the material terms of the proposed transaction, including the purchase price, key ancillary agreements and important conditions. The provisions of such transaction shall be further negotiated and included in the Definitive Agreements, but in all instances shall be subject to and contingent upon the parties executing and delivering the Definitive Agreements. The parties hereby expressly state their intention that this Letter as a whole, and Paragraphs 1 - 5 of Part One in particular, do not and shall not constitute a legal and binding obligation, contract, offer to contract, agreement or agreement to agree between any of the parties, and are not intended to be an extensive summary of all of the terms and conditions of the proposed acquisition or the Definitive Agreements. In consideration of each other’s good faith effort to complete the negotiation of the terms and conditions of the Definitive Agreements, the parties do, however, expressly intend that Paragraphs 6 - 14 of Part Two of this Letter, upon acceptance by Target and Shareholder, shall constitute the parties binding’ agreements with respect to the procedures for negotiation and preparation of the Definitive Agreements.

PART ONE: NONBINDING STATEMENT OF UNDERSTANDING

1. ACQUISITION OF THE STOCK. Subject to (1) the satisfactory results of a due diligence inspection by Acquirer (as provided in Paragraph 6) and the making of any mutually agreed upon adjustments to the Purchase Price (defined below) reflecting the assets, liabilities (both known and contingent), finances and business operations of Target, (2) the ability of Acquirer to secure adequate financing to acquire the issued and outstanding shares of capital stock of Target for the Purchase Price and adequately capitalize the business to operate Target’s business (as provided in Paragraph 5(f)), and (3) the conditions, agreements and undertakings referred to below in this Letter and as shall be set forth in the Definitive Agreements, Acquirer will purchase all of the issued and outstanding  shares of capital stock of Target.

Acquirer, Target and Shareholder will enter into a stock purchase agreement whereby the Acquirer will acquire all of the issued and outstanding shares of capital stock of Target from Shareholder for a purchase price of $500,000 paid in cash and 30,000,000 shares of common stock, par value $0.00001 per share, of Acquirer (the “Shares”) on the date of closing (the “Closing Date”) of the acquisition (collectively, with the Earn-Out as defined below, the “Purchase Price”), subject to the provisions of this Letter and as shall be set forth in the Definitive Agreements. Acquirer will, in addition to the aforementioned cash and Shares, pay the remaining portion of the Purchase Price to Shareholder as an earn-out (the “Earn-Out”) equal to 5% of the gross revenue (as invoiced to the customer of each ground station) related solely to the construction of five ground stations, in each case, the Earn-Out payment to be made when such revenues are received by Acquirer or its subsidiary from such customers.

2. TARGET BALANCE SHEET; FINANCIAL AGREEMENTS.  Target and Shareholder shall take all commercially reasonable actions necessary so that Target shall have a debt free balance sheet as of the Closing Date of the acquisition; any debts remaining at closing shall reduce on a dollar for dollar basis the cash purchase price through a closing adjustment.  David Phipps (“Phipps”), or an entity designated by him, shall retain ownership of one appliqué which is currently located in Easton, MD at the closing, provided, however, that Acquirer shall have an exclusive right to purchase such appliqué for $500,000 if and when Acquirer or its subsidiary enters into a contract to build a ground station (including a contract for the building of a ground station in Afghanistan) within three (3) years of the closing of the acquisition.  The parties agree that the 1,270 accounts Target currently holds shall be assigned to a company owned by Phipps for exclusive use by such company in the United Kingdom for as long as such accounts remain available, on a basis that does not compete with the Acquirer, any of its subsidiaries or the business of Target to be acquired, subject to an identified list of potential customers which list may be amended by the mutual consent of Phipps and the Acquirer.

3. EMPLOYMENT AGREEMENT; NON-COMPETE; BOARD SEATS. At closing, Phipps will enter into a minimum twelve-month employment agreement with Acquirer or a new subsidiary of Acquirer, such agreement to be guaranteed by Acquirer, pursuant to which Phipps shall be CEO of such new subsidiary to run the Target’s business.  Such employment agreement shall contain among other provisions a non-compete clause so that Acquirer’s investment in Target may not be jeopardized by subsequent competitive activity. The compensation and other terms of such employment agreement shall be negotiated between the parties and the agreement will be signed on the Closing Date. Phipps shall report to the Acquirer’s Chief Executive Officer.

Shareholder will also be entitled to appoint two directors to the Board of Directors of Acquirer, who will each satisfy the independence requirements of the Securities and Exchange Commission and NASDAQ, who will serve as such until the earlier of the date the Purchase Price including the Earn-Out is paid in full or three (3) years from the closing of the acquisition. Acquirer shall attempt to obtain officers and directors liability insurance coverage as soon as reasonably and commercially practicable.

4. PREPARATION OF DEFINITIVE AGREEMENTS. The parties will negotiate the terms and begin preparation of the Definitive Agreements that will govern the Acquirer’s proposed acquisition of the Target’s issued and outstanding shares of capital stock, which agreements will supersede the provisions of this Letter and all other prior agreements and understandings between the parties with respect to the subject matter of this Letter. To the extent appropriate for transactions of this type and size, the Definitive Agreements will contain customary representations, warranties, covenants, indemnities and other agreements of the parties, including but not limited to: (1) representations and warranties related to each party’s power and authority to enter into the Definitive Agreements and perform its obligations thereunder; (2) a representation and warranty by Target and Shareholder that there is no outstanding debt on Target’s balance sheet as of the Closing Date of the acquisition; (3) a representation by Target and Shareholder as to its ownership and title to the issued and outstanding shares of capital stock of Target (and that such interest will be conveyed free and clear of all encumbrances); (4) various representations and warranties concerning Target and Acquirer such as due organization, good standing, the absence of violation of other agreements and laws, the accuracy of certain to be specified financial information delivered to Acquirer prior to the closing that Acquirer is relying upon, and other matters customary for transactions of this sort; (5) indemnities from Target and Shareholder in favor of Acquirer against all claims and liabilities with respect to breach of such representations and warranties; and (6) a covenant not to compete from Target, Phipps and Shareholder for a period of  five (5) years following the closing.

The Definitive Agreements are expected to include, without limitation: (1) a stock purchase agreement to govern Acquirer’s acquisition of Target’s issued and outstanding shares of capital stock and to provide for the aforementioned non-compete; (2) the aforementioned employment agreement with Phipps; (3) an escrow agreement; and (4) any other agreements necessary or desirable in connection with any of the foregoing arrangements or any transaction contemplated herein.

5. CONDITIONS PRECEDENT TO THE CLOSING OF PROPOSED ACQUISITION. The Definitive Agreements shall include customary conditions precedent generally applicable to an acquisition of the nature and size of the transactions contemplated by this Letter, each of which must be satisfied or waived prior to the consummation of the transactions contemplated thereby. In general, the closing of the proposed acquisition and the obligations of each party under the Definitive Agreements will be subject to the satisfaction of the conditions precedent, which shall include but not be limited to:

(a) Satisfactory Results of Due Diligence. The satisfactory completion of due diligence investigation and an acquisition audit by Acquirer (as provided in Paragraph 6) showing that the assets of Target and any actual or contingent liabilities against those assets, and the prospective business operations by Acquirer of Target’s business are substantially the same as currently understood by Acquirer as of the date of this Letter (determined without regard to any documents which Target or any party may have previously delivered to Acquirer).

(b) Compliance. Satisfactory determination by Acquirer that the acquisition and prospective business operations by Acquirer of Target’s business following the closing will comply with all applicable laws and regulations, including antitrust and competition laws.

(c) Consents and Approvals. The approval and consent of the Definitive Agreements by the respective Boards of Target, Shareholder and Acquirer and the receipt of the consents and approvals from all governmental entities, material vendors, lenders, landlords, customers, and other parties which are necessary or appropriate to the acquisition of the Target’s issued and outstanding shares of capital stock and for the prospective business operations of Target by Acquirer after the closing, and the receipt of all necessary governmental approvals including the expiration or termination of all required waiting periods under applicable law, if any.

(d) Absence of Material Litigation or Adverse Change. There must be no pending or threatened material claims or litigation involving Target, and Acquirer’s determination that there will be no material adverse change in the business prospects of Target’s business after the closing.

(e) Delivery of Legal Opinions. A customary legal opinion of Target’s counsel to be delivered at the closing relating to the ownership of the Target’s issued and outstanding shares of capital stock and such other matters to be mutually agreed upon.

(f) Successful Financing. Acquirer must obtain on or before the Closing Date at least $2 million of gross proceeds from a debt and/or equity financing (the “Financing Amount”) for purposes, among other things, of acquiring the issued and outstanding shares of capital stock of Target and supporting the operation of the businesses going forward. Acquirer and Target to agree upon the use of proceeds of the Financing Amount prior to the Closing Date, including support of both Target’s business and Acquirer’s unmanned aerial vehicle operations.

(g) Shares of Acquirer.  Target to dividend or otherwise transfer out to Phipps and/or his designee, all of the shares of capital stock of Acquirer owned by Target as of the Closing Date.

PART TWO: AGREEMENTS OF THE PARTIES REGARDING THE PROCEDURES FOR NEGOTIATION AND PREPARATION OF THE DEFINITIVE AGREEMENTS.

In consideration of the costs to be borne by each party in pursuing the acquisition contemplated by this Letter and in consideration of the mutual undertakings by the parties as to the matters described in this Letter, upon execution of counterparts of this Letter by each party, the following Paragraphs 6 through 14 will constitute legally binding and enforceable agreements of the parties regarding the procedures for the negotiation and preparation of the Definitive Agreements and the other matters set forth therein:

6. DUE DILIGENCE. From the date of acceptance by the parties of the terms of this Letter, until this Letter is terminated as provided in Paragraph 10 of this Letter, Target and its officers, directors, shareholders, employees and agents shall cooperate with, and will give, Acquirer and Acquirer’s management personnel, legal counsel, accountants, and technical and financial advisors who are involved and working on the proposed acquisition, full access and opportunity to inspect, investigate and audit the books, records, contracts, and other documents of Target as it relates to Target’s business and all of Target’s assets and liabilities (actual or contingent), including, without limitation, inspecting Target’s property and reviewing financial records, contracts, operating plans, and other business records, for the purposes of evaluating issues related to the operation of Target’s business and performing an audit of Target’s financial statements. Target further agrees to provide Acquirer with such additional information as may be reasonably requested pertaining to Target’s business and assets to the extent reasonably necessary to complete the Definitive Agreements and which are available to Target without incurring any unreasonable expense. Target’s obligations hereunder are subject to and conditioned on any restrictions or limitations that are contained in third-party non-disclosure agreements to which Target is bound, provided, however, that Target covenants to use its best efforts to get any and all consents of any such third parties necessary for the disclosure to Acquirer of the information subject to this Paragraph and Target represents that it does not currently anticipate any problems getting such consents.  All information received by Acquirer from Target, including any information to which Target is subject to a non-disclosure agreement, will be subject to the confidentiality provisions set forth below in Paragraph 7. Acquirer shall be solely responsible for all costs and expenses incurred by it in connection with its due diligence activities hereunder.

7. CONFIDENTIALITY. By their signature below, each party agrees to keep in strict confidence and not use for its own benefit or for the benefit of any third party or disclose to any third party any or all non-published confidential material and information provided to the other in connection with this Letter and the negotiation of the Definitive Agreements regarding the terms of the proposed acquisition of the Target’s issued and outstanding shares of capital stock, except to the extent Acquirer is required to disclose, solely on a need to know basis, any such information to lenders and equity partners to obtain necessary debt and equity financing in connection with the transactions contemplated by this Letter, and to its directors, officers, shareholders, employees and advisers  (all of such persons and entities being collectively referred to as the “Representatives”), provided that Acquirer informs all such Representatives of the confidential nature of such material and information.  The receiving party of any confidential information remains responsible to the disclosing party for any use or disclosure of any of the same by any of its officers, directors or employees in the absence of the disclosing party’s prior written consent and will, if requested by the disclosing party, have any such Representative sign a confidentiality agreement in form and substance satisfactory to the disclosing party prior to delivering to them any such information and materials.  If this Letter is terminated as provided in Paragraph 10, each party upon request will promptly return to the other party, all documents, contracts, records, reports, correspondence or other written communications or other information received by it that disclose or embody confidential information of the other party.  In addition to the foregoing, the receiving party will restrict disclosure of confidential information of the other party to those to whom disclosure is reasonably necessary and will advise such persons of the obligations of confidentiality hereunder with respect to such information and require them to have non-disclosure obligations at least as broad as set forth herein.  The receiving party will use the confidential information only in the course of its discussions with the other party pursuant hereto and in connection with negotiation of the Definitive Agreements, and will not otherwise appropriate the confidential information to its own use or to the use of any other person or entity.  The parties acknowledge that money damages would not be a sufficient remedy for any breach of the confidentiality and use provisions of this Paragraph as well as the provisions in Paragraphs 11 and 12 of this Letter, and each party therefore hereby agrees that the non-breaching party will be entitled to specific performance and injunctive relief as remedies for any such breach.  Such remedies are not, however, deemed to be exclusive remedies hereunder and shall be in addition to all other remedies available at law or in equity to each party.  The receiving party agrees to sign a separate non-disclosure agreement if required by any non-disclosure agreement to which the disclosing party is currently subject. The provisions of this Paragraph shall survive the termination of this Letter. For purposes of this Paragraph, confidential information means all information not generally known to the public and includes all such information that is marked as “confidential” or its equivalent or that would otherwise appear to a reasonable person to be confidential or proprietary. Neither party is making any representation as to the accuracy or completeness of any of its confidential information.

8. PUBLIC DISCLOSURE. No party will make any public disclosure or issue any press releases pertaining to the existence of this Letter or to the proposed acquisition between the parties without having first obtained the consent of the other parties, which consent shall not be unreasonably withheld or delayed, excepting communications with officers, directors, shareholders, employees, advisers, governmental agencies, and other groups as may be legally required or necessary to consummate the transaction (i.e., any securities filings or notices), and which are not inconsistent with the prompt consummation of the transactions contemplated in this Letter or any existing third-party non-disclosure agreement to which any party is bound. The provisions of this Paragraph shall survive the termination of this Letter.

9. DISCLAIMER OF LIABILITIES. Except for breach of any confidentiality, exclusivity or standstill provisions hereof or as otherwise set forth in this Paragraph, no party to this Letter shall have any liability to any other party for any liabilities, losses, damages (whether special, incidental or consequential), costs, or expenses incurred by the party in the event this Letter is terminated as provided in Paragraph 10. Except to the extent otherwise provided in any Definitive Agreement entered into by the parties, each party shall be solely responsible for its own expenses, legal fees and consulting fees (other than audit fees and due diligence costs related to the acquisition which shall be borne by the Acquirer) related to the negotiations described in this Letter, whether or not any of the transactions contemplated in this Letter are consummated. Notwithstanding the foregoing, however, in the event any party hereto commences a legal proceeding to enforce the provisions of this Letter, the party prevailing therein shall be reimbursed for all of its costs incurred in connection therewith (including its counsel fees and expenses). The parties represent, affirm and warrant that none of them have retained any finder, broker, banker, or intermediary in connection with this acquisition and no fees or commissions are or will be due and payable to any such person as a result of the transactions contemplated by this Letter.  Each party agrees to indemnify, defend and hold the other harmless from and against any and all costs, expenses, damages, claims and other liabilities arising out of or in connection with the claim by any finder, broker, banker or intermediary engaged by the indemnifying party. The provisions of this Paragraph shall survive the termination of this Letter.

10. NON-BINDING; TERMINATION. Except for the provisions set forth in Paragraphs 6 - 14 of Part Two of this Letter, each party hereby reaffirms its intention that this Letter as a whole, and Paragraphs 1 - 5 in particular, are not intended to constitute or create, and shall not constitute or create, a legal and binding obligation, contract or agreement between any of the parties, and are not intended to be relied upon by any party as constituting such. Except for the provisions set forth in Paragraphs 6 - 14 of Part Two of this Letter, no such obligations shall be created, except by the execution and delivery of a stock purchase agreement containing such terms and conditions of the proposed transaction as shall be agreed upon by the parties, and then only in accordance with the terms and conditions of such agreement.  Accordingly, the parties agree that any party to this Letter may, unilaterally at any time for any or no reason at the terminating party’s sole discretion, notify the other parties of any such termination, in writing. Any notices or consents required under this Letter shall be in writing and sent only by certified mail, return receipt requested, or delivered personally, receipt acknowledged or sent by facsimile transmission with receipt acknowledgement (copy sent by regular mail), to the parties at their respective addresses set forth below (or at such other address(es) as a party may hereafter notify the other parties by notice given as required in this Paragraph. Notices to Target or Shareholder should be sent to 51 Lyon Ridge Road, Katonah, NY 10536 and notices to Acquirer should be sent to State Road 405, Building M6-306A, Room 1400, Kennedy Space Center, FL 32815 for in person or courier delivery or to Mail Code: SWC, Kennedy Space Center, FL 32899 for mail delivery or to facsimile number 321-452-8965.

11. ACQUIRER EXCLUSIVE OPPORTUNITY. Target and Shareholder agree that none of them nor any of their affiliates, directors, officers (including Phipps), employees, shareholders or advisers will pursue, solicit, discuss, negotiate, encourage or complete, or accept any offer or proposal, directly or indirectly, regarding any opportunities for any party other than Acquirer to acquire or otherwise control the Target’s issued and outstanding shares of capital stock or any of the assets of Target and shall not (other than in the ordinary course of business as heretofore conducted) provide any confidential information regarding Target or its business or assets to any person other than Acquirer or its Representatives, until this Letter is terminated in accordance with the provisions of  Paragraph 10 or the parties close the transactions contemplated herein pursuant to the Definitive Agreements.

12. STANDSTILL.  Following the execution of this Letter and until the Closing Date or the termination of this Letter in accordance with the provisions of Paragraph 10, Target and Shareholder agree that none of them, nor any of their affiliates, directors, officers (including Phipps), employees, shareholders or advisers will, directly or indirectly, purchase or sell any securities of Acquirer in the public markets.

13. REGISTRATION RIGHTS.  Shareholder shall be entitled to piggyback  registration rights in connection with the Shares.

14. JURISDICTION; CURRENCY.  This Letter will be governed by and construed in accordance with the laws of the State of Florida without regard to any conflicts of law principles and the parties hereby agree to the jurisdiction of the courts of competent jurisdiction of the State of Florida in any proceeding hereunder.  All references to $ in this Letter shall refer to the currency of the United States of America.

This Letter is  binding on all of the parties hereto (to the extent provided for herein) and their respective successors and permitted assigns (this Letter is not assignable in the absence of the written consent of the non-assigning parties), represents the sole and entire agreement among the parties hereto with respect to the subject matter hereof, supercedes any prior agreement or understanding among the parties hereto with respect to the subject matter hereof and cannot be modified or waived except by a written instrument signed by the parties to be bound thereby.

If the terms of this Letter are agreeable to you, please sign a copy of this Letter and return a signed copy by facsimile to me at 321-452-8965 by no later than noon on April 11, 2011 followed by a mailed original signed copy. This Letter may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which taken together shall constitute one and the same document. Upon acceptance of the binding provisions of this Letter (those provisions set forth in Paragraphs 6 - 14) by each party, the parties will negotiate in good faith with respect to the terms and conditions of the Definitive Agreements to enable the preparation of the Definitive Agreements.

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Should you have any questions, please contact me at 321-452-3545 or by email at gestrella@sanswire.com.

Sincerely,

SANSWIRE CORP.

By: /s/ Glenn D. Estrella

Name: Glenn D. Estrella

Its: President and Chief Executive Officer

Agreed and Accepted this 8th day of April, 2011:

GLOBAL TELESAT CORP.

By: /s/ David Phipps

Name: David Phipps

Its: Chief Executive Officer

GROWTH INVESTMENT HOLDINGS LTD.

By: /s/ David Phipps

Name: David Phipps

Its: President